KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For The Three Months Ended
September 30, 2007

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

CONTENTS

Consolidated Balance Sheets as of September 30, 2007 (unaudited) and June 30, 2007	F-1

Consolidated Statements of Income and Other Comprehensive Income for the Three Months Ended September 30, 2007 and 2006 (unaudited)	F-2

Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2007 and 2006 (unaudited)	F-3

Notes to Unaudited Consolidated Financial Statements for the Three Months Ended September 30, 2007 (unaudited)	F-4 to F-18

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 AND JUNE 30, 2007

ASSETS
	September 30, 2007	June 30, 2007
	(Unaudited)
CURRENT ASSETS:
Cash	$4,570,864	$17,737,208
Restricted cash	5,604,934	8,410,740
Accounts receivable, net of allowance for doubtful accounts of $169,105
and $166,696 as of September 30, 2007 and June 30, 2007, respectively	15,192,367	11,825,442
Accounts receivable - related parties	1,728,038	498,940
Notes receivable	39,620	57,965
Inventories	5,561,914	5,130,934
Other receivables	360,799	23,623
Advances to suppliers	4,220,405	313,018
Other assets	85,856	100,968
Total current assets	37,364,797	44,098,838

PLANT AND EQUIPMENT, net	10,234,937	10,179,134

OTHER ASSETS:
Intangible assets, net	1,103,511	1,119,087

Total assets	$48,703,245	$55,397,059

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$685,498	$2,051,506
Short term bank loans	5,202,600	4,602,500
Notes payable	5,604,934	8,410,740
Other payables	287,111	1,367,052
Other payables - related parties	946,614	933,132
Accrued liabilities	275,939	216,468
Taxes payable	4,752,550	-
Dividend payable	-	10,520,000
Total current liabilities	17,755,246	28,101,398

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common Stock, $1 par value, 10,000 shares authorized,
10,000 shares issued and outstanding	10,000	10,000
Paid-in-capital	18,339,000	18,339,000
Subscription receivable	(11,000)	(11,000)
Captial contribution receivable	(12,000,000)	(12,000,000)
Retained earnings	20,565,077	17,653,583
Statutory reserves	2,481,135	2,157,637
Accumulated other comprehensive income	1,563,787	1,146,441
Total shareholders' equity	30,947,999	27,295,661
Total liabilities and shareholders' equity	$48,703,245	$55,397,059

The accompanying notes are an integral part of these statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	2007	2006
REVENUES:
Sales	$15,262,789	$16,945,651
Sales - related party	1,348,095	1,055,905
TOTAL REVENUE	16,610,884	18,001,556

COST OF SALES	4,590,114	5,071,159

GROSS PROFIT	12,020,770	12,930,397

RESEARCH AND DEVELOPMENT EXPENSE	264,920	3,644,720

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,821,416	3,882,787

INCOME FROM OPERATIONS	4,934,434	5,402,890

Other income, net	(13,814)	-
Non-operating expense	59,903	5,434
Interest expense, net	60,000	113,819
OTHER (INCOME) EXPENSE, NET	106,089	119,253

INCOME BEFORE PROVISION FOR INCOME TAXES	4,828,345	5,283,637

PROVISION FOR INCOME TAXES	1,593,353	1,783,367

NET INCOME	3,234,992	3,500,270

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	417,346	131,184

COMPREHENSIVE INCOME	$3,652,338	$3,631,454

The accompanying notes are an integral part of these statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,234,992	$3,500,270
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	111,356	72,191
Amortization of intangible assets	31,521	24,930
Change in operating assets and liabilities
Accounts receivable	(3,173,544)	(806,450)
Accounts receivable - related parties	(1,213,279)	(819,972)
Notes receivables	19,046	14,191
Inventories	(354,330)	(562,905)
Other receivables	(334,460)	(94)
Advances to suppliers	(3,875,363)	43,003
Other assets	16,453	-
Accounts payable	(1,385,815)	(831)
Other payables	(1,091,944)	(32,995)
Other payables - related parties	-	(570,065)
Accrued liabilities	55,947	224,315
Taxes payable	4,719,062	486,640
Net cash (used in) provided by operating activities	(3,240,358)	1,572,228

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(20,723)	(9,682)
Net cash used in investing activities	(20,723)	(9,682)

CASH FLOWS FINANCING ACTIVITIES:
Payments for dividend	(10,596,800)	-
Proceeds from bank loans	3,179,040	-
Payments for bank loans	(2,649,200)	-
Notes payable	(2,906,702)	958,116
Restricted cash	2,906,702	(958,116)
Net cash used in financing activities	(10,066,960)	-

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	161,697	49,140

(DECREASE) INCREASE IN CASH	(13,166,344)	1,611,686

CASH, beginning of the period	17,737,208	3,371,598

CASH, end of the period	$4,570,864	$4,983,284

The accompanying notes are an integral part of these statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Note 1 - Organization

Karmoya International Limited (“Karmoya”) was established on July 18, 2007, under the laws of British Virgin Islands. The majority shareholders of Karmoya are Chinese citizens who own 100% of Laiyang Jiangbo Pharmaceutical Co., Ltd (“Laiyang Jiangbo”) which is a limited liability company and was formed under laws of the People’s Republic of China (“PRC”). Karmoya was established as a “special purpose vehicle” for the foreign fund raising for Laiyang Jiangbo. China State Administration of Foreign Exchange (“SAFE”) requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matter under the “Circular 106” in the PRC. On September 19, 2007, Karmoya was approved by local Chinese SAFE as a “special purpose vehicle” offshore company.

On September 20, 2007, Karmoya acquired 100% of Union Well International Limited (“Union Well”), a Cayman Islands corporation established on May 9, 2007. On September 17, 2007, Union Well established a 100% subsidiary, Genesis Jiangbo (Laiyang) Biotech Technology Co., Ltd. (“GJBT”), in the PRC as a wholly owned foreign limited liability company with registered capital of $12 million. GJBT is engaged in the developing, manufacturing and selling health medicines.

Laiyang Jiangbo was formed under laws of the People’s Republic of China in August, 2003 with registered capital of $1,210,000 (RMB 10,000,000). On December 1, 2006, Laiyang Jiangbo’s registered capital increased to $6,664,000 (RMB 50,000,000). Laiyang Jiangbo produces and sells western pharmaceuticals. Further, Laiyang Jiangbo is focused on the development of innovative medicines to address various medical needs for patients worldwide. Laiyang Jiangbo’s operates in 26 provinces and is headquartered in Laiyang City, Shandong province, China.

On September 21, 2007, GJBT entered a series of contractual arrangements (the “Contractual Arrangements”) with Laiyang Jiangbo and its shareholders in which GJBT takes over management of the business activities of Laiyang Jiangbo and holds a 100% variable interest in Laiyang Jiangbo. The Contractual Arrangements are comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which GJBT has the right to advise, consult, manage and operate each of Laiyang Jiangbo, and collect and own all of their respective net profits. Additionally, Laiyang Jiangbo’s Shareholders have granted their voting rights over Laiyang Jiangbo to GJBT. In order to further reinforce GJBT’s rights to control and operate Laiyang Jiangbo, Laiyang Jiangbo and its shareholders have granted GJBT, the exclusive right and option to acquire all of their equity interests in Laiyang Jiangbo or, alternatively, all of the assets of Laiyang Jiangbo. Further Laiyang Jiangbo Shareholders have pledged all of their rights, titles and interests in the Laiyang Jiangbo to GJBT. As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Laiyang Jiangbo’s results, assets and liabilities in its financial statements.

Through GJBT, Karmoya operates and controls Laiyang Jiangbo through the Contractual Arrangements. The reasons that Karmoya used the contractual arrangements to acquire control of Laiyang Jiangbo, instead of using a complete acquisition of Laiyang Jiangbo’s assets or equity to make Laiyang Jiangbo a wholly-owned subsidiary of Karmoya, are that (i) new PRC laws

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires Laiyang Jiangbo be acquired for cash and Karmoya was not able to raise sufficient funds to pay the full appraised value for Laiyang Jiangbo’s assets or shares as required under PRC law.

Note 2 - Summary of significant accounting policies

Basis of presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Principles of consolidation

The accompanying consolidated financial statements include the financial statements of Karmoya International Limited and it’s wholly owned subsidiaries, Union Well, GJBT and its 100% variable interest entity Laiyang Jiangbo (collectively, the "Company"). All significant inter-company transactions and balances have been eliminated in consolidation.

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

In connection with the adoption of FIN 46R, the Company concludes that Laiyang Jiangbo is a VIE and the Company is the primary beneficiary. Under FIN 46R transition rules, the financial statements of Laiyang Jiangbo are then consolidated into the Company’s consolidated financial statements.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $1,563,787 and $1,146,441 as of September 30, 2007 and June 30, 2007, respectively. Asset and liability accounts at September 30, 2007 were translated at 7.50 RMB to $1.00 USD as compared to 7.60 RMB at June 30, 2007. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the three months ended September 30, 2007 and 2006 were 7.55 RMB and 7.96 RMB to $1.00 USD.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue recognition

Product sales are generally recognized when title to the product has transferred to customers in accordance with the terms of the sale. The Company recognizes revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin ("SAB") No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), and Statement of Financial Accounting Standards (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists.” SAB 104 states that revenue should not be recognized until it is realized or realizable and earned. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

The Company is generally not contractually obligated to accept returns. However, on a case by case negotiated basis, the Company permits customers to return their products. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when the Right of Return Exists", revenue is recorded net of an allowance for estimated returns. Such reserves are based upon management's evaluation of historical experience and estimated costs. The amount of the reserves ultimately required could differ materially in the near term from amounts included in the accompanying consolidated financial statements.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs. Shipping and handling costs amounted to $48,373 and $68,393, respectively, for the three months period ended September 30, 2007, and 2006.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts and sales returns, the allowance for obsolete inventory, the useful life of property and equipment and intangible assets, and accruals for taxes due.

Financial instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, notes receivable, other receivables, prepayments, accounts payable, other payable, accrued liabilities, customer deposits, tax payable, and loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. Total cash (including restricted cash balances) in banks at September 30, 2007 and June 30, 2007 amounted to $10,114,852 and $26,278,194, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

For the three months ended September 30, 2007, three products accounted for 65%, 16%, and 12% of the Company’s total sales. For the three months ended September 30, 2006, three products accounted for 42%, 27%, and 10% of the Company’s total sales.

For the three months ended September 30, 2007 and 2006, five customers accounted for approximately 29.1% and 32.1%, respectively, of the Company's sales. These five customers represent 26.13% and 29.6% of the Company's total accounts receivable as of September 30, 2007 and June 30, 2007, respectively.

For the three months ended September 30, 2007 and 2006, five suppliers accounted for approximately 89.6% and 82.0% respectively, of the Company's purchases. These five suppliers represent 13.1% and 65.82% of the Company's total accounts payable as of September 30, 2007 and June 30, 2007, respectively.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Restricted cash

The Company had restricted cash of $5,604,934 and $8,410,740 as of September 30, 2007 and June 30, 2007, respectively. The restricted funds are kept as security deposits for bank acceptance related to the Company’s notes payable.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are written off after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable, net of allowance for doubtful accounts outstanding at September 30, 2007 and June 30, 2007 amounted to $15,192,367 and $11,825,442, respectively.

The activity in the allowance for doubtful accounts for accounts receivable for the periods ended September 30, 2007 and June 30, 2007 is as follows:
	September 30, 2007	June 30, 2007
	(Unaudited)
Beginning allowance for doubtful accounts	$166,696	$158,710
Additions charged to bad debt expense	-	-
Write-off charged against the allowance	-	-
Foreign currency translation adjustments	2,409	7,986
Ending allowance for doubtful accounts	$169,105	$166,696

Inventories

Inventories, consisting of raw materials and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary. As of September 30, 2007 and June 30, 2007, the Company has determined that no reserves are necessary.

Advance to suppliers

The Company advances monies to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Useful Life
Building and building improvements	20 – 40 Years
Manufacturing equipment	10 – 15 Years
Office equipment and furniture	5 – 8 Years
Vehicle	5 Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

The Company periodically evaluates the carrying value of long-lived assets in accordance with SFAS 144. When estimated cash flows generated by those assets are less than the carrying amounts of the assets, the Company recognizes an impairment loss. Based on its review, the Company believes that, as of September 30, 2007, there were no impairments of its long-lived assets.

Intangible assets

Land use right - all land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. The Company has recorded the costs paid to acquire a long-term interest to utilize the land underlying the Company's facility as land use rights. This type of arrangement is common for the use of land in the PRC. The land use rights are amortized on the straight-line method over the term of the land use rights of 50 years. The Company purchased land use rights on August 2004 for an original price of approximately $878,702.

Patents and license - includes purchased technological know-how secret formulas, manufacturing processes, technical, procedural manuals and the certificate of drugs production and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling parties.

Intangible assets of the Company are reviewed periodically or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Useful Life
Land Use Right	50 Years
Patent	5 Years
License	5 Years

Income taxes

The Company utilizes Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

Value added tax

The Company is subject to value added tax (“VAT”) for manufacturing products and business tax for services provided. The applicable VAT tax rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid value added taxes (“VAT”) based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient. According to the PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.

VAT on sales and VAT on purchases amounted to $2,915,293 and $57,370 for the three months period ended September 30, 2007, $3,085,575 and $46,965 for the three months period ended September 30, 2006, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Advertising

Advertising is expensed as incurred. Advertising expenses amounted to $2,767,459 and $772,304 for the three months period ended September 30, 2007 and 2006, respectively.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which provides guidance for how companies should measure fair value when required to use a fair value measurement for recognition or disclosure purposes under generally accepted accounting principle (GAAP). SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, the adoption of SFAS 157 will have on its financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP had no effect on its financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company is currently evaluating the effect of this pronouncement on financial statements.

Note 3 - Supplemental disclosure of cash flow information

Income taxes paid for the three months period ended September 30, 2007 and 2006 amounted to $59,251 and $1,400,067, respectively..

Interest paid for the three months period ended September 30, 2007 and 2006 amounted to $89,501 and $93,331, respectively.

Note 4 - Inventories

As of September 30, 2007 and June 30, 2007, inventories consisted of the following:

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

	September 30, 2007	June 30, 2007
	(Unaudited)
Raw materials	$4,338,409	$2,955,915
Work in process	492,410	-
Packing materials	30,020	609
Finished goods	701,075	2,174,410
Total	$5,561,914	$5,130,934

Note 5 - Plant and equipment

As of September 30, 2007 and June 30, 2007, property and equipment consist of the following:

	September 30, 2007	June 30, 2007
	(Unaudited)
Building and building improvements	$9,966,157	$9,824,210
Manufacturing equipment	813,500	785,219
Office equpment and furniture	224,898	217,813
Vehicle	236,757	233,385
Total	11,241,312	11,060,627
Less: accumulated depreication	1,006,375	881,493
Total	$10,234,937	$10,179,134

For the three months period ended September 30, 2007 and 2006, depreciation expense amounted to $111,356 and $72,191, respectively.

Note 6 - Intangible assets

At September 30, 2007 and June 30, 2007, intangible assets consist of the following:

	September 30, 2007	June 30, 2007
	(Unaudited)
Land use right	$1,075,471	$954,954
Patents	386,860	486,550
License	21,277	20,974
Total	1,483,608	1,462,478
Less: accumulated amortization	380,097	343,391
Total	$1,103,511	$1,119,087

Total amortization expense for the three months ended September 30, 2007, and 2006 amounted to $31,521, and $24,930 respectively.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Note 7 - Advance to suppliers

The Company makes advances to certain vendors’ for inventory purchases. The advances on inventory purchases amounted to $4,220,405 and $313,018 as of September 30, 2007 and June 30, 2007, respectively.

Note 8 - Short term bank loans

Short term bank loans represent amounts due to various banks which are due within one year, and these loans can be renewed with the banks. The Company’s short term bank loans consisted of the following:

	September 30, 2007	June 30, 2007
	(Unaudited)
Loan from Communication Bank, due September 2008. Interest Rate at 7.34% per annum, monthly interest payment. Guaranteed by related party, Jiangbo Chinese-Western Pharmacy	$2,534,600	$2,630,000
Loan from Credit Union, due various dates from February 2008 to July 2008. Interest rate at 7.46% to 8.21% per annum, monthly interest payment. Guaranteed by the shareholder.	667,000	-
Loan from Hua Xia Bank, due April 2008. Interest rate at 6.39% per annum. Secured by the Company’s building and land use rights.	2,001,000	1,972,500
Total:	$5,202,600	$4,602,500

The loans are secured by buildings and land use rights with carrying values as follows:

	September 30,	June 30,
	2007	2007
	(Unaudited)
Buildings	$4,203,594	$4,143,723
Land use rights	898,718	885,918
Total	$5,102,312	$5,029,641

Note 9 - Notes payable

Notes payable represent amounts due to various banks which are normally secured and are typically renewed. All notes payable are secured by the Company’s restricted cash. The Company’s notes payables consist of the following:

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

	September 30,	June 30,
	2007	2007
	(Unaudited)
Commercial Bank, various amount, due from September 2007 to March 2008.	$4,937,934	$8,279,240
Communication Bank, various amount, due from September 2007 to March 2008.	133,400	131,500
Credit Union, various amount, due from September 2007 to March 2008.	533,600	-
Total	$5,604,934	$8,410,740

Note 10 - Related party transactions

Accounts receivable - related parties

The Company is engaged in business activities with three related parties, Jiangbo Chinese-Western Pharmacy, Laiyang Jiangbo Medicals, Co., Ltd and Yantai Jiangbo Pharmaceuticals Co., Ltd. For the three months ended September 30, 2007 and 2006, the Company recorded net revenues of $1,348,095 and $1,055,905, respectively, from sales to related parties. As of September 30, 2007 and June 30, 2007, accounts receivable-related parties consisted of the following:

	September 30,	June 30,
	2007	2007
	(Unaudited)
Receivable from product sales due from Jiangbo Chinese-Western Pharmacy	$608,483	$350,431

Receivable from product sales due from Laiyang Jiangbo Medicals, Co., Ltd.	160,167	120,878

Receivable from product sales due from Yantai Jiangbo Pharmaceuticals Co., Ltd.	959,388	27,631
Total accounts receivable-related parties	$1,728,038	$498,940

Accounts receivable due from related parties are expected to be paid within three to six months.

Other payable - related parties

Prior to fiscal year 2007, the Company received advances from its director, shareholders and related parties for its operating activities. These advances are short-term in nature and bears interest at 7.05% and 5.84% for September 30, 2007 and June 30, 2007. The interest rates for September 30, 2007 and June 30, 2007 were calculated by using the Company’s 2007 average outstanding bank loan interest rate. The amount is expected to be repaid in the form of cash.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

At September 30, 2007 and June 30, 2007, other payable-related parties consisted of the following:

	September 30,	June 30,
	2007	2007
	(Unaudited)
Payable to Cao Wubo, Chief Executive Officer and Chairman of the Board, with annual interest at 7.05% and 5.84%, for September 30, 2007 and June 30, 2007 respectively, and unsecured.	$453,997	$447,531

Payable to Xun Guihong, shareholder and sister of CEO’s spouse, with annual interest at 7.05% and 5.84%, for September 30, 2007 and June 30, 2007 respectively, and unsecured.	284,384	280,334

Payable to Zhang Yihua, shareholder of the Company and Yantai Jiangbo Pharmaceuticals, and nephew of CEO, with annual interest at 7.05% and 5.84%, for September 30, 2007 and June 30, 2007 respectively, and unsecured.	30,094	29,665

Payable to Yantai Jiangbo Pharmaceuticals, an affiliated company, with annual interest at 7.05% and 5.84%, for September 30, 2007 and June 30, 2007 respectively, and unsecured.	108,455	106,910

Payable to Laiyang Jiangbo Medicals, an affiliated company, with annual interest at 7.05% and 5.84%, for September 30, 2007 and June 30, 2007 respectively, and unsecured.	69,235	68,249

Payable to Xun Guifang, who is the direct relative of
one of the Company's shareholder	449	443
Total other payable-related parties	$946,614	$933,132

Note 11- Commitments and Contingencies

In September 2007, the Company entered into a three year cooperative Research and Development Agreement (CRADA) with a provincial university. Under the CRADA, the university is responsible for designing, researching and developing designated pharmaceutical projects for the Company. Additionally, the university will also provide technical services and trainings to the Company.  As part of the CRADA, the Company will pay 24,000,000 RMB (approximately $3.2 million) plus out of pocket expenses to the university annually and provide internship opportunities for students of the university.  The Company will have the primary ownership of the designated research and development project results. For the three months ended September 30, 2007, the Company has expensed $264,920 as research and development expense.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Note 12 - Taxes payable

The PRC local government has provided various incentives to companies in order to encourage economic development. Such incentives include reduced tax rates and other measures. Laiyang Jiangbo was originally subject to 33% income tax rate. For the period from January 1, 2007 to June 30, 2007, the Chinese local government exempted all of the Company's taxes due as of June 30, 2007. The Company received $9,931,919 one time tax exemption as of June 30, 2007, $3,338,774 was reflected as reduction of the provision of income taxes and $6,593,145 was recorded as non-operating income for the year ended June 30, 2007. The Company has not received any further tax exemption after the fiscal year ended June 30, 2007. Total tax exemption for the year ended June 30, 2007 is summarized as follows:

June 30, 2007
VAT tax exemption	$6,126,464
Income tax exemption	2,986,806
City construction tax exemption	510,362
Others	308,287
Total	$9,931,919

The table below summarizes the differences between the U.S. statutory federal rate and the Company’s effective tax rate and as follows for the three months period ended September 30, 2007 and 2006:

	2007	2006
	(Unaudited)	(Unaudited)
U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in the U.S	(34.0%)	(34.0%)
China income taxes	33.0%	33.0%
Total provision for income taxes	33.0%	33.0%

Taxes payable as of September 30, 2007 and June 30, 2007 are as follows:

	September 30,	June 30,
	2007	2007
	(Unaudited)
Value added taxes	$2,857,245	$-
Income taxes	1,604,660	-
Other taxes	290,645	-
Total	$4,752,550	$-

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

Note 13 - Shareholder's equity

Common Stock

At inception, Karmoya issued 1,000 shares of common stock to its founder. The shares were value at par value. On September 20, 2007, the Company issued 9,000 shares of common stock to nine individuals at par value. The balance of $10,000 is shown in Subscriptions Receivable on the accompanying consolidated financial statements. As part of its agreements with shareholders, the Company will receive the entire $10,000 in October 2007.

On September 20, 2007, Karmoya acquired 100% of Union Well. Union Well was established on May 9, 2007 with a registered capital of $1,000. The amount is shown in Subscriptions Receivable on the accompanying consolidated financial statements. The $1,000 is due in October 2007.

Dividends Payable

On September 30, 2007, the Company paid off its dividends due to its shareholders by a cash payment in the amount of $10,520,000

Registered Capital Contribution Receivable

On September 17, 2007, Union Well established GJBT in PRC as a 100% wholly owned foreign limited liability subsidiary (“WFOE”) with registered capital of $12 million. PRC laws require the owner of the WFOE to contribute at least 15% of the registered capital within 90 days of its business license issuance date and the remaining balance is required to be contributed within two years of the business license issuance date. The Company will fund the $3,000,000 by December 17, 2007 and the remaining balance of $9,000,000 by September 17, 2009 required under the PRC law. These amounts are shown in registered capital contribution receivable in the accompanying consolidated financial statements.

Note 14 - Employee pension

The employee pension in the Company generally includes two parts: the first part to be paid by the Company is 30.6% of $128 for each qualified employee each month. The other part, paid by the employees, is 11% of $128 each month. For the three months ended September 30, 2007 and 2006, the Company made pension contributions in the amount of $7,738 and $9,082, respectively.

Note 15 - Statutory reserves

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of People's Republic of China ("PRC GAAP"). Appropriation to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities' registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
(UNAUDITED)

The statutory surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The discretionary surplus fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company's Board of Directors decided not to make an appropriation to this reserve for 2007.

According to the Company's articles, the Company should appropriate 10% of the net profit as statutory surplus reserve. For the three months period ended September 30, 2007 and 2006, the Company appropriated to the statutory surplus reserve in the amount of $323,498 and $352,589, respectively.

Note 16 - Subsequent event

On October 1, 2007, Genesis Pharmaceuticals Enterprises, Inc. (formerly known as “Genesis Technology Group, Inc.”), a Florida corporation ("Genesis") executed a Share Acquisition and Exchange Agreement by and among Genesis and the Company. At Closing, Genesis issued 5,995,780 shares of its Series B Voting Convertible Preferred Stock and 597 shares of its common stock to the Company's Shareholders in exchange for 100% of the Company's capital stock. For accounting purposes, this transaction will be treated as a recapitalization of the Company where the Company is considered the accounting acquirer.

On November 7, 2007, Genesis entered into a Securities Purchase Agreement with Pope Investments, LLC (the “Investor”) pursuant to the agreement, Genesis issued and sold to the Investor, for $5,000,000 (a) 6% convertible subordinated debentures due November 30, 2010 (the “Debenture”) and (b) a three-year warrant to purchase 10,000,000 shares of Genesis’s common stock, par value $0.001 per share, at an exercise price of $0.32 per share, subject to adjustment as provided therein. The Debenture bears interest at the rate of 6% per annum and the initial conversion price of the Debentures is $0.25 per share. In connection with the offering, Genesis placed in escrow 20,000,000 shares of its common stock.